EXHIBIT 10.2

CONSENT AND AMENDMENT TO LOAN AGREEMENT

This CONSENT AND AMENDMENT TO LOAN AGREEMENT (this “Agreement”), dated as of December 16, 2022, is made by and among Body and Mind, Inc., a Nevada corporation (the “Company”), FG Agency Lending LLC, a Delaware limited liability company (the “Agent”) and the lenders party thereto (each a “Lender” and collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Company, the Agent and the Lenders from time to time party thereto are parties to that certain Loan Agreement, dated as of July 19, 2021, as amended by that certain Amendment No. 1 to the Loan Agreement, dated November 30, 2021, and that certain Amendment No. 2 to Loan Agreement, dated June 14, 2022, (collectively, the “Loan Agreement”), by and among the Company, and the Agent. Capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, pursuant to Section 8.5 of the Loan Agreement, neither the Company nor its Subsidiaries is permitted to effect any Acquisition or merger without the prior written consent of the Agent;

WHEREAS, pursuant to Section 8.2 of the Loan Agreement, neither the Company nor its Subsidiaries is permitted to incur indebtedness without the prior written consent of the Agent;

WHEREAS, the Company has advised Agent of its desire to enter into that certain Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit A, subject to such changes thereto as are acceptable to Agent (the “Merger Agreement”), by and among the Company, DEP Nevada, Inc., BaM Body and Mind Dispensary NJ, Inc. (the “Merger Sub”), CraftedPlants NJ Corp. (“Craft”), and the Sellers party thereto. Upon the consummation of the transactions contemplated under the Merger Agreement (the “Merger”), Merger Sub will be merged with and into Craft with Craft surviving as a wholly owned subsidiary of the Company;

WHEREAS, the Company has advised Agent of its desire to enter into that certain Securities Purchase Agreements, substantially in the form attached hereto as Exhibit B, subject to such changes thereto as are acceptable to Agent (the “SPA”), by and among the Company, and the purchasers party thereto;

WHEREAS, the Company has requested that, notwithstanding the terms of the Loan Agreement to the contrary, Agent and Lenders consent to the Company entering into the Merger Agreement and the consummation of the transactions thereby;

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NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties mutually agree as follows:

1. Consent. Subject to the terms and conditions set forth herein, Agent and the Lenders hereby consent to:

(a) the Company entering into the Merger Agreement; the consummation of the Merger, and all other transactions provided for under the Merger Agreement; provided that the Merger Agreement, and any related documents shall not be amended or modified in any way without Agent’s prior written consent.

(b) the Company entering into the SPA, and all other transactions provided for under the SPA. Notwithstanding the foregoing, the Company expressly acknowledges, confirms and agrees that the SPA, and any related documents shall not be amended or modified in any way without Agent’s prior written consent.

2. Amendment. The Schedules to the Loan Agreement are each replaced in their entirety with the revised corresponding schedules and provided to the agent. Such updated Schedules to the Loan Agreement are to include a complete capital table, which shall be updated in accordance with Section 7.2(d) of the Loan Agreement.

In addition to the foregoing, the Company hereby acknowledges and agrees:

(a) (i) Agent and Lenders will not provide any financing necessary to consummate the Merger and (ii) nothing contained herein is or shall be construed to be an expression of interest or a commitment on the part of Agent or any Lender to provide any working capital financing to the Company, the Merger Sub, Craft, or any of their respective Subsidiaries.

(b) The failure of the Company to promptly provide Agent and the Lenders with such information related to the Merger as Agent and the Lenders may reasonably request from time to time as Agent and the Lenders deem necessary shall constitute an immediate Event of Default under the Loan Documents without any cure period.

(c) Simultaneously with the consummation of the Merger, the Loan Parties shall deliver to the Agent (1) a Joinder Agreement, pursuant to which any newly acquired or formed entity that is a Subsidiary of a Loan Party relating to the Merger (including for the avoidance of doubt, Craft) shall be made a party to the Loan Agreement, the Pledge Agreement and Security Agreement as a Borrower or a grantor, as applicable (including providing supplements to the Schedules hereto); (2) supplements to each of the Security Agreement and the Pledge Agreement together with (A) certificates evidencing all of the equity interests of any Person owned by such Subsidiary required to be pledged under the terms of the Pledge Agreement and (B) undated stock powers for such equity interests executed in blank; (4) Omnibus Collateral Assignments in favor of Agent for any agreement as set forth in Section 7.11(c) below of such Subsidiary (including any consents required for the foregoing); (5) a joinder to the Intercompany Subordinated Note, pursuant to which such Subsidiary shall be made a party to the Intercompany Subordinated Note as an Affiliated Obligor (as defined therein) thereunder and (6) such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all Property and assets of such Subsidiary shall become Collateral for the Obligations to the same extent that Property of the Borrower being parties to the Loan Documents at the Closing Date is required to be such Collateral.

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(d) The consent contained herein is a limited consent and (i) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than as expressly stated herein, and (ii) shall not constitute a course of dealing among the parties hereto.

3. Conditions to Effectiveness. The consent set forth in this agreement shall not be effective until:

(a) The Company has received prior written consent from Agent, of the final version of the Merger Agreement, and any related documents attached hereto as Exhibit A.

(b) The Company has provided updated Schedules to the Loan Agreement and provided to the lender.

(c) The Company has provided evidence in form and satisfaction to Agent of their receipt of at least Three Million Dollars ($3,000,000) in cash proceeds, pursuant to the SPA.

(d) Payment of all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with the preparation, execution and delivery of this Amendment.

4. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents other than the defaults specified herein or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as consented to hereby, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

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Dated as of: December 16, 2022	BODY AND MIND INC.

	By:	/s/ Michael Mills
Name: Michael Mills
Title: CEO

FG AGENCY LENDING LLC

By:	/s/ Peter Bio
Name: Peter Bio
Title: Authorized Signatory

BOMIND HOLDINGS LLC

By:	/s/ Peter Bio
Name: Peter Bio
Title: Authorized Signatory

EXHIBIT A

[Merger Agreement to be attached]

EXHIBIT B

[SPA to be attached]